UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 3, 2015

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KULICKE AND SOFFA INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

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Pennsylvania	000-00121	23-1498399
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

23A Serangoon North Avenue 5, #01-01 K&S Corporate Headquarters, Singapore	554369
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 784-6000

N/A
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

Kulicke and Soffa Industries, Inc. (the “Company”) held its Annual Meeting of Shareholders on February 3, 2015 (the “2015 Annual Meeting”).

The Company’s shareholders elected Mr. Bruno Guilmart and Mr. Gregory F. Milzcik as directors to serve until the 2019 Annual Meeting of Shareholders. The votes were cast as follows:

	For	Withhold	Broker Non-Votes
Bruno Guilmart	57,946,428	625,970	11,466,881
Gregory F. Milzcik	54,232,523	4,339,875	11,466,881

The Company’s shareholders ratified the appointment of PricewaterhouseCoopers LLP (Singapore) as the Company’s independent registered public accounting firm for the fiscal year ending October 3, 2015. The votes were cast as follows:

For	Against	Abstain
69,499,202	170,152	369,925

The Company’s shareholders re-approved the material terms of the performance goals under the 2009 Equity Plan. The votes were cast as follows:

For	Against	Abstain	Broker Non-Votes
55,298,627	2,984,344	289,427	11,466,881

The Company’s shareholders approved, on a non-binding basis, the overall compensation of the Company’s named executive officers as described in the Compensation Discussion and Analysis and the accompanying tabular and narrative disclosure included in the Company’s Proxy Statement for the 2015 Annual Meeting. The votes were cast as follows:

For	Against	Abstain	Broker Non-Votes
56,409,342	1,671,713	491,343	11,466,881

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KULICKE AND SOFFA INDUSTRIES, INC.

Date: February 4, 2015	By:	/s/ Jonathan H. Chou
	Name:	Jonathan H. Chou
	Title:	Senior Vice President and Chief Financial Officer